Exhibit 99.1

Signing Day Sports Announces 1-for-48 Reverse Split

SCOTTSDALE, Arizona, November 6, 2024 (NewMediaWire)- Signing Day Sports, Inc. (“Signing Day Sports” or the “Company”) (NYSE American: SGN), the developer of the Signing Day Sports app and platform to aid high school athletes in the recruitment process, today announced that it will effect a 1-for-48 reverse stock split (“reverse split”) of its shares of common stock that will become effective on November 16, 2024.

The Company’s shares of common stock will continue to trade on NYSE American under the symbol “SGN” and will begin trading on a split-adjusted basis when the market opens on November 18, 2024. The new CUSIP number for the common stock following the reverse split will be 82670R 305. The reverse split will reduce the number of outstanding shares of the Company’s common stock from approximately 27.02 million shares to approximately 0.56 million shares and also reduce the Company’s public float from approximately 20.56 million shares to approximately 0.43 million shares.

About Signing Day Sports

Signing Day Sports’ mission is to help student-athletes achieve their goal of playing college sports. Signing Day Sports’ app allows student-athletes to build their Signing Day Sports’ recruitment profile, which includes information college coaches need to evaluate and verify them through video technology. For more information on Signing Day Sports, go to https://bit.ly/SigningDaySports.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors. These risks, uncertainties and other factors are described more fully in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. These risks, uncertainties and other factors are, in some cases, beyond our control and could materially affect results. If one or more of these risks, uncertainties or other factors become applicable, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contact:

Crescendo Communications, LLC

212-671-1020

SGN@crescendo-ir.com